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                                                                     EXHIBIT 4.4




                         CENTURY BUSINESS SERVICES, INC.

                         EMPLOYEE STOCK INVESTMENT PLAN



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                                TABLE OF CONTENTS
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ARTICLE I. PURPOSES ..........................................................1

ARTICLE II. DEFINITIONS ......................................................1
    2.01.        Administrator................................................1
    2.02.        Affiliate....................................................1
    2.03.        Agent........................................................1
    2.04.        Board........................................................1
    2.05.        Code.........................................................1
    2.06.        Common Shares or Shares......................................1
    2.07.        Company......................................................1
    2.08.        Compensation.................................................1
    2.09.        Director.....................................................1
    2.10.        Election Form................................................2
    2.11.        Employee.....................................................2
    2.12.        Employer.....................................................2
    2.13.        Exchange Act.................................................2
    2.14.        Participant..................................................2
    2.15.        Plan.........................................................2

ARTICLE III. ADMINISTRATION...................................................2

ARTICLE IV. ELIGIBILITY ......................................................2

ARTICLE V. PURCHASE OF SHARES.................................................3
    5.01.        Purchases through Payroll Deduction..........................3
    5.02.        Supplemental Purchases.......................................3
    5.03.        Acquisition of Shares for Plan...............................3
    5.04.        Price Paid for Shares........................................4

ARTICLE VI. PLAN ACCOUNTING...................................................4
    6.01.        Participant Accounts.........................................4
    6.02.        Account Statements...........................................4
    6.03.        Holding of Shares by Plan....................................4
    6.04.        Payment of Dividends.........................................4

ARTICLE VII. TRANSFER AND SALE OF SHARES......................................5
    7.01.        Non-Sale Transfers...........................................5
    7.02.        Sale of Shares...............................................5
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ARTICLE VIII. CLOSING OF ACCOUNTS AND TERMINATION OF EMPLOYMENT...............5
    8.01.        General......................................................5
    8.02.        Subsequent Participation.....................................6
    8.03.        Termination of Employment....................................6

ARTICLE IX. COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES.............6

ARTICLE X. GENERAL PROVISIONS.................................................6
    10.01.       Effect on Employment and Service.............................6
    10.02.       Unfunded Plan................................................6
    10.03.       Rules of Construction........................................7
    10.04.       Notice.......................................................7

ARTICLE XI. AMENDMENT ........................................................7

ARTICLE XII. EFFECTIVE DATE OF PLAN...........................................7
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                         CENTURY BUSINESS SERVICES, INC.
                         EMPLOYEE STOCK INVESTMENT PLAN

                                   ARTICLE I.

                                    PURPOSES

         This Century Business Services, Inc. Employee Stock Investment Plan (the "Plan") is intended to assist Employers in recruiting and retaining individuals with ability and initiative by enabling such persons to participate in the future success of the Company and its related entities and to associate their interests with those of the Company and its Shareholders. These goals are accomplished under the Plan by permitting Participants to purchase common stock of the Company in a convenient and economical manner. Any proceeds received by the Company from the sale of Common Shares pursuant to this Plan shall be used for general business or corporate purposes.

                                   ARTICLE II.

                                   DEFINITIONS

         For purposes of this Plan the following definitions shall apply:

2.01. Administrator means the chief executive officer of the Company and any delegate of the chief executive officer who is appointed in accordance with the terms of the Plan.

2.02. Affiliate means any entity under the common control of the Company within the meaning of Section 414(b) or (c) and any "subsidiary" or "parent" corporation (within the meaning of Section 424 of the Code) of the Company, including an entity that becomes an Affiliate after the adoption of this Plan.

2.03. Agent means Firstar Bank, N.A. or its affiliate or such other Agent as may be designated by the Board.

2.04. Board means the Board of Directors of the Company.

2.05. Code means the Internal Revenue Code of 1986, and any amendments thereto.

2.06. Common Shares or Shares means shares of Common Stock in the Company, par value $.01 per share.

2.07. Company means Century Business Services, Inc., a Delaware corporation.

2.08. Compensation means an Employee's regular straight-time earnings and payments for overtime, shift premium, bonuses and other special payments, commissions and incentive payments.

2.09. Director means a member of the Board.


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2.10. Election Form means the payroll deduction authorization form, prescribed by the Administrator, that a Participant uses to authorize a reduction in his Compensation in accordance with Article V.

2.11. Employee means any employee of an Employer, including such employees who are also Directors, and who is paid Compensation from an Employer through the designated CBIZ payroll provider.

2.12. Employer means the Company and any Affiliate.

2.13. Exchange Act means the Securities Exchange Act of 1934, as amended and as in effect on the date of this Agreement.

2.14. Participant means an Employee, who satisfies the requirements for participation in the Plan.

2.15. Plan means this Plan.

                                  ARTICLE III.

                                 ADMINISTRATION

         The Plan shall be administered by the Administrator. The Administrator shall have complete authority to interpret all provisions of this Plan; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; to remove the Agent and appoint a new Agent; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision made, or action taken, by the Administrator or in connection with the administration of this Plan shall be final and conclusive. Neither the Administrator nor the Company shall be liable for any act required by law or any act or omission done in good faith with respect to this Plan. All expenses of administering this Plan shall be borne by the Company.

         The Administrator, in its discretion, may delegate to the Agent or to one or more other officers of the Company any function under the Plan and all or part of his authority and duties hereunder. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator's delegate or delegates that were consistent with the terms of the Plan.

                                   ARTICLE IV.

                                   ELIGIBILITY

         An Employee becomes a Participant by completing an Election Form in accordance with Article V and returning it to the Administrator (or such other person the Administrator designates to receive the Employee's Election Form) in order to initiate payroll withholding. The Administrator (or such other person the Administrator designates) will then deliver the


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Employee's Election Form to the Agent. The foregoing notwithstanding, however, the Administrator has the right to deny or terminate the participation in the Plan of any Participant if he concludes, in his reasonable discretion, that such participation violates or would violate any law or regulation of the United States, any state thereof or any foreign jurisdiction.

                                   ARTICLE V.

                               PURCHASE OF SHARES

5.01. Purchases through Payroll Deduction. In each calendar month for which a valid Election Form has been returned to, and is on file with, the Administrator by the 7th day prior to the first day of such month, purchases of Common Shares through payroll deductions of Compensation will, subject to the other provisions of this Article, be made and credited to Participants (i) on or about the fifteenth day and on the last day of each calendar month, in the case of those Participants whose payroll deductions are made on a semi-monthly or weekly basis, and (ii) on or about the last day of each calendar month in the case of those Participants whose payroll deductions are made on a monthly basis. Such purchases will be made pursuant to such procedures the Administrator may authorize from time to time and may be for a minimum of $25.00 up to a maximum of $10,000.00 per purchase. Purchases through payroll deduction may be terminated by the delivery to the Administrator of properly executed written and signed instructions on a form prescribed by the Administrator. No interest or other return will be paid or accrued on cash held by the Plan or by the Company pending the purchase of Shares for an account. Purchases of Shares pursuant to payroll deduction as described herein shall be made in that number of whole or fractional Shares purchasable by Participant's accumulated payroll deductions on the date of purchase calculated to three decimal places.

5.02. Supplemental Purchases. Participants may also purchase Shares, in accordance with procedures established by the Administrator, through payment by check or money order in U.S. Dollars ("supplemental purchases"). Each supplemental purchase may be for a minimum of $100.00 up to a maximum of $10,000.00 per purchase. No interest or other return will be paid or accrued on cash held by the Plan or by the Company pending the purchase of Shares pursuant to a supplemental purchase described herein. Supplemental purchases will be made and credited to the account of the purchasing Participant twice per month, or at such other times as may be prescribed by the Administrator. In the event a check submitted to pay for Shares pursuant to a supplemental purchase is returned unpaid, any Shares that are purchased in reliance on the unpaid check may be resold in the market. The proceeds of any such liquidated amount may be used to reimburse the Plan or the Company for transaction fees for the purchase and sale, plus any loss incurred on the reselling of the Shares.

5.03 Acquisition of Shares for Plan. The Company may purchase Shares under the Plan for Participants through the Agent or any other person designated by the Company. Shares may be purchased in public markets or privately negotiated transactions. Treasury Shares of the Company may be purchased pursuant to the Plan. Purchases of Shares described in this Article may be made in installments and as soon as reasonably feasible on or over one or more days after prescribed day or days of the month in the event the Agent determines that demand or market conditions so require. Moreover, the Administrator and the Agent are permitted up to 45 days


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from the initial submission of a valid Election Form by a Participant to accomplish the initial purchase for such Participant.

5.04. Price Paid for Shares. Whether Shares are purchased in the public markets or in privately negotiated transactions, the Share price charged to a Participant will be the average price of all Shares purchased for the semi-monthly or monthly (as the case may be) crediting of Shares to Plan accounts. In the event of the purchase of treasury Shares pursuant to the Plan, the purchase price will be the average of the high and low prices at which the stock is traded on the NASDAQ stock market for the common Shares on the date of purchase.

                                   ARTICLE VI.

                                 PLAN ACCOUNTING

6.01. Participant Accounts. The Plan will maintain for each Participant an account under the Plan that will reflect all cash payments made to the account through payroll deduction or otherwise and will also reflect all credited purchases of Common Shares pursuant to the Plan and all withdrawals from the account. Participant accounts shall also reflect all recapitalizations, stock dividends, reorganizations, stock splits, consolidations and similar transactions pertaining to Common Shares generally. The Administrator may delegate all functions relating to Plan accounts to the Agent. Shares held in an account pursuant to the Plan will be held and reported in book-entry form.

6.02. Account Statements. The Administrator will provide each Participant with a statement of account not less frequently than quarterly, that shows all account balances and activity in the account. In addition, Plan account activity may be communicated through websites, automated telephone systems or other means, in the discretion of the Administrator.

6.03. Holding of Shares by Plan. Unless a Participant otherwise requests, Shares purchased for the Participant's account will be held by the Plan in the name or names specified by the Participant on forms designated by the Administrator. If a Participant already holds certificates for Shares acquired by means other than payroll purchase deduction pursuant to this Plan, the Participant may deliver the certificates to the Agent for deposit in the Participant's Plan account. Shares represented by any such certificates will be held in book-entry form at no charge. A Participant may request certificates for his or her Shares at any time without charge. Such certificates will be delivered by first class mail as soon as reasonably feasible after receiving a request therefor. Certificates may be issued for whole Shares only. If a request is made for a fractional Share, the Administrator will liquidate the fractional Share and send the Participant a check for the market value of the fractional Share as of a date within one week of the mailing of the certificates.

6.04. Payment of Dividends. Any dividends declared with respect to Shares held in a Plan account will be paid directly to the holder of the Plan account. Such dividends will not be reinvested by the Plan, and no interest or other return will be paid on such dividends.


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                                  ARTICLE VII.

                           TRANSFER AND SALE OF SHARES

7.01. Non-Sale Transfers. A Participant shall be permitted to transfer Shares held in his or her Plan account to an existing or new Plan account in the name of a specific person or persons named by the Participant. In addition, Shares withdrawn from a Plan account may be transferred directly to another person or persons upon such withdrawal. All such transfers must be effected in accordance with procedures and forms prescribed by the Administrator. In particular, the Agent may require that any such authorization to transfer Shares must be evidenced by documents providing for a signature of the Participant guaranteed by a bank or a broker specified by the Agent. There is no transaction fee for non-sale transfers.

7.02. Sale of Shares. A Participant may direct that his or her Shares held in Plan accounts be sold in accordance with procedures and forms that may be prescribed by the Administrator from time to time. Shares that are directed to be sold will be sold at market prices on the NASDAQ stock market (or other applicable stock market or exchange) within 4 business days after receipt of a request to sell in the form and manner prescribed by the Administrator. The Administrator may prescribe reasonable time periods within each month for the sale of Shares out of Plan accounts. Transaction fees may be assessed for any such sales. The transaction fee as of the effective date of the Plan shall be $15.00 per each sale requested. Transaction fees will be deducted from the proceeds of the sale, and all required tax reporting will be observed by the Plan and the Company. No interest or other return will be paid on sales proceeds held pending disbursement. If, at any time, a Plan account holds only a fractional Share, the Plan may close the account by liquidating the fractional Share and remitting the proceeds, less any transactional expenses, to the Participant holding the account.

                                  ARTICLE VIII.

                CLOSING OF ACCOUNTS AND TERMINATION OF EMPLOYMENT

8.01. General. A Participant may close his or her account in the Plan by complying with procedures established by the Administrator. A Participant's account in the Plan will be closed involuntarily ninety (90) days following the last purchase of Shares by a Participant through payroll deduction under the Plan. Upon the closing of an account in the Plan the Plan will distribute to the Participant certificates representing all of the whole Shares held in the account, registered in the same name as that of the account holder. Alternatively, in accordance Section 7.01 above, Shares may be registered in the name of a transferee or transferees. Any fractional Shares in the account will be sold and liquidated in accordance with the procedure prescribed in Section
7.02 and the proceeds will be sent to the account holder or to his or her designee(s). Alternatively, a Participant may direct the Plan to sell any and all Shares in an account that is being closed. The sale procedures and expenses prescribed in Section 7.02 above will apply. Upon the closing of an account all cash that has been withheld from the Participant's Compensation pursuant to the Plan and all other amounts paid to the Plan by the Participant will be distributed by check to the Participant.


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8.02. Subsequent Participation. A Participant whose account has been closed pursuant to Section 8.01 may submit a new Election Form to the Administrator and resume participation in the Plan as of a subsequent date in accordance with procedures established by the Administrator.

8.03. Termination of Employment. Forty-five (45) days following the termination of the employment of a Participant as an Employee, such individual will lose his or her status as a Participant under the Plan and his or her account will be closed. Upon such a closing of an account in the Plan the Plan will distribute to the Participant certificates representing all of the whole Shares held in the account, registered in the same name as that of the account holder, and liquidate any remaining fractional shares in accordance with the procedure prescribed in Section 7.02 above.

                                   ARTICLE IX.

              COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

         No Common Shares shall be purchased or issued, no certificates for Common Shares shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Common Shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any Share certificate issued to evidence Common Shares purchased pursuant to the Plan may bear such legends and statements as the Administrator may deem advisable to assure compliance with federal and state laws and regulations. No Common Shares shall be issued, no certificate for Shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Administrator may deem advisable from regulatory bodies having jurisdiction over such matters.

                                   ARTICLE X.

                               GENERAL PROVISIONS

10.01. Effect on Employment and Service. Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any individual any right to continue in the employ of an Employer or in any way affect any right and power of an Employer to terminate the employment of any individual at any time with or without assigning a reason therefor.

10.02. Unfunded Plan. The Plan shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.


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10.03. Rules of Construction. Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

10.04. Notice. Unless specifically required by the terms of this Plan, notice to the Company's Shareholders, the Participant, or any other person or entity of an action by the Board, the Administrator, or the Administrator with respect to the Plan is not required before or after such action occurs.

                                   ARTICLE XI.

                                    AMENDMENT

         The Board may amend or terminate this Plan at any time and from time to time.

                                  ARTICLE XII.

                             EFFECTIVE DATE OF PLAN

         The Effective Date of this Plan is the date of its adoption by the Board.


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